Power of Attorney
We, Sigma Management V, L.L.C., Sigma Partners V, L.P., Sigma Associates V, L.P.
and Sigma Investors V, L.P., the undersigned, hereby constitute and appoint Kris
A. Canekeratne, Danford F. Smith and Thomas R. Holler, and each of them individually, as our true and lawful attorney-in-fact to:
1. 	Complete and execute on our behalf, as an executive officer and/or director of Virtusa Corporation. (the "Company") any Form ID or Forms 3, 4, or 5 required to be filed by us under Section 16(a) of the Securities Exchange Act of 1934 and
the rules and regulations thereunder;
2. 	Do and perform any and all acts for and on our behalf which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
3. 	Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of us, it being understood that the documents executed by such attorney-in-fact on our behalf pursuant to this Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.
We hereby grant to each of such attorneys-in-fact full power and authority to do and perform all and every act which is necessary, proper or desirable to be done in the exercise of any of the rights, powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and we ratify and confirm every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.
We acknowledge that the attorneys-in-fact appointed in this Power of Attorney, in serving in such capacity at my request, are not assuming, and the Company is not assuming, any of our responsibilities to comply with Section 16 of the
Securities and Exchange Act of 1934 or the rules or regulations thereunder.
This Power of Attorney shall remain in full force and effect until we are no longer required to file Forms 3, 4 or 5 with respect to our holding or transactions in securities issued by the Company, unless we earlier revoke this
Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.





IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 31st day of July, 2007.

SIGMA PARTNERS V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director

SIGMA ASSOCIATES V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director

SIGMA INVESTORS V, L.P.

By:  Sigma Management V, L.L.C.
Its:  General Partner

By:  /s/ Robert E. Davoli
        Name:  Robert E. Davoli
        Title:    Managing Director